                                                                   EXHIBIT 10.15


                           PROVIDER SERVICES AGREEMENT



                                     BETWEEN



                    TENNESSEE MENTAL HEALTH COOPERATIVE, INC.



                                       AND



                         MENTAL HEALTH COOPERATIVE, INC.

                                TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
                                        ARTICLE I
                                       DEFINITIONS
1.1    Capitation.................................................................  2
1.2    Covered Persons............................................................  2
1.3    Covered Services...........................................................  2
1.4    Emergency Care.............................................................  2
1.5    Health Professional........................................................  2
1.6    Management Agreement.......................................................  2
1.7    Necessary..................................................................  2
1.8    Participating Provider ....................................................  2
1.9    Payer......................................................................  3
1.10   Payer Plan.................................................................  3
1.11   Payer Plan Agreements......................................................  3
1.12   Preauthorization...........................................................  3
1.13   TennCare...................................................................  3

                                       ARTICLE II
                                  PAYER PLAN AGREEMENTS
2.1    Contract Authority.........................................................  3
2.2    Agreement Compliance.......................................................  4
2.3    Policies...................................................................  4
2.4    Copies.....................................................................  4

                                      ARTICLE III
                           DUTIES AND OBLIGATIONS OF PROVIDER
3.1    Participation in Payer Plan................................................  4
3.2    Cooperation with Utilization Management, Quality
       Improvement, and Other Managed Care Requirements...........................  4
3.3    Managed Care Efforts.......................................................  5
3.4    No Guarantee of Utilization................................................  5
3.5    Referrals..................................................................  5
3.6    Provider Services..........................................................  5
3.7    Confidentiality............................................................  5
       3.7.1       Acknowledgment of Proprietary Interest.........................  5
       3.7.2       Covenant Not to Divulge Trade Secrets..........................  6
       3.7.3       Return of Materials at Termination.............................  6
       3.7.4       Application to Provider Representatives........................  6
3.8    Reporting Changes of Provider Information..................................  6
3.9    Changes in Services........................................................  6
3.10   Notice of Lawsuit..........................................................  6
3.11   Site Visits................................................................  6
3.12   Preauthorization of Services...............................................  7
3.13   Emergency Services.........................................................  7




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


                                    ARTICLE IV
                           DUTIES AND OBLIGATIONS OF TMHC
4.1    General....................................................................  7
4.2    Administrative Services....................................................  7
4.3    Compensation...............................................................  7
4.4    Utilization Management and Quality Improvement.............................  7
4.5    Participating Payer List...................................................  7
4.6    Medical Records............................................................  7
4.7    Marketing Materials........................................................  7
4.8    Provider-Patient Relationship..............................................  8
4.9    Verification of Coverage...................................................  8
4.10   Liaison....................................................................  8
4.11   Reports....................................................................  8

                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES
5.1    Provider Representations and Warranties....................................  8
       5.1.1       Certifications.................................................  8
       5.1.2       Corporate Capacity.............................................  8
       5.1.3       Corporate Powers...............................................  8
5.2    TMHC Representations and Warranties........................................  9
       5.2.1       Corporate Capacity.............................................  9
       5.2.2       Power and Authority............................................  9

                                      ARTICLE VI
                         CAPITATED SERVICES AND COMPENSATION
6.1    Responsibility for Capitated Services...................................... 10
6.2    Accessibility of Services.................................................. 10
6.3    Employment of Health Professionals......................................... 10
6.4    Subcontracting Prohibited.................................................. 10
6.5    Disciplinary Action........................................................ 11
6.6    Identification of Covered Persons.......................................... 11
6.7    Calculation of Capitation.................................................. 11
6.8    Payment of Capitation...................................................... 11
6.9    Payment Adjustments........................................................ 12
6.10   Compensation of Provider Employees......................................... 12
6.11   No Additional Payments..................................................... 12
6.12   Hold Harmless.............................................................. 12

                                     ARTICLE VII
                                REGULATORY COMPLIANCE
7.1    Licenses................................................................... 12
7.2    Notice..................................................................... 12




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



                                   ARTICLE VIII
                      QUALITY MANAGEMENT AND UTILIZATION REVIEW

8.1    Quality Management Program................................................. 13
8.2    Quality Studies............................................................ 13
8.3    Utilization Management..................................................... 13
8.4    Coordination of Programs................................................... 13
8.5    Data Reports............................................................... 13

                                   ARTICLE IX
                        MEDICAL RECORDS AND CONFIDENTIALITY
9.1    Maintenance of Medical Records............................................. 13
9.2    Transferability............................................................ 13
9.3    Access to Medical Records.................................................. 14
9.4    Confidentiality of Medical Records......................................... 14

                                    ARTICLE X
                             INDEPENDENT RELATIONSHIP
10.1   Status of Parties.......................................................... 14
10.2   Third Parties.............................................................. 14

                                   ARTICLE XI
                            INSURANCE AND INDEMNITY
11.1   No Liability............................................................... 14
11.2   Indemnification............................................................ 14
11.3   Insurance.................................................................. 15

                                   ARTICLE XII
                      COVERED PERSON COMPLAINTS AND GRIEVANCES

                                   ARTICLE XIII
                  PARTICIPATION IN ALTERNATIVE HEALTH CARE PROGRAMS

                                   ARTICLE XIV
                              TERM AND TERMINATION
14.1   Termination Date........................................................... 16
14.2   Termination by Agreement................................................... 16
14.3   Termination for Cause...................................................... 16
14.4   Adverse Effect Upon Tax-Exempt Status...................................... 17
14.5   Termination Due to Legislative or Administrative Changes................... 17
14.6   Continuation............................................................... 18
14.7   Post-Termination Matters................................................... 18
14.8   Other Remedies............................................................. 18
14.9   Avoidance of Termination................................................... 18



                                    ARTICLE XV
                                    ARBITRATION
15.1   Arbitration................................................................ 18

                                    ARTICLE XVI
                                    MISCELLANEOUS
16.1   Exhibits................................................................... 19
16.2   Entire Agreement........................................................... 19
16.3   Modification of this Agreement............................................. 20
16.4   Assignment................................................................. 20
16.5   Notice..................................................................... 20
16.6   Attorneys Fees............................................................. 21
16.7   Severance of Invalid Provisions............................................ 21
16.8   Waiver..................................................................... 21
16.9   Captions................................................................... 21




EXHIBIT 1.3 - COVERED SERVICES

                           PROVIDER SERVICES AGREEMENT
                                     BETWEEN
                    TENNESSEE MENTAL HEALTH COOPERATIVE, INC.
                                       AND
                         MENTAL HEALTH COOPERATIVE, INC.


            THIS PROVIDER SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 13th day of April, 1995 (the "Effective Date"), by and between TENNESSEE MENTAL HEALTH COOPERATIVE, INC., a Tennessee corporation (hereinafter referred to as "TMHC"), and MENTAL HEALTH COOPERATIVE, INC., a Tennessee nonprofit corporation (hereinafter referred to as "Provider"), which are collectively referred to hereinafter as "the Parties."

                               W I T N E S S E T H

            WHEREAS, TMHC is organized for the primary purpose of developing and promoting a coordinated and cost effective program for the distribution and delivery of mental health care to the residents of Tennessee who suffer from serious and permanent mental illness ("SPMI") through contracts with providers;

            WHEREAS, TMHC and Provider will contract with managed care organizations, health maintenance organizations, and other payers to provide mental health services for SPMI individuals covered by the payers' health care plans;

            WHEREAS, TMHC desires to enter agreements with providers of case management and other mental health care services who will agree to (i) comply with the compensation and utiliza tion management mechanisms established by TMHC, (ii) participate in and comply with the protocols, policies, and procedures that may be adopted from time to time by TMHC and contracted payers, and (iii) join TMHC in its commitment to satisfy needs of individuals with SPMI in such provider's service area, through a cost-effective, case management system of mental health care services;

            WHEREAS, Provider is duly certified, licensed, and otherwise qualified to provide case management services in the State of Tennessee, whose licenses, certifications, and qualifications are without limitation or restriction, and who desires to provide services as described herein; and

            WHEREAS, Provider desires to enter into an agreement with TMHC to cooperate with TMHC in providing case management and other mental health care services to SPMI individuals covered by the contracted payers upon the terms and conditions set forth in this Agreement.

            NOW, THEREFORE, for and in consideration of the promises and mutual covenants herein contained and other good and valuable consideration, it is mutually agreed by and between the parties hereto as follows:

                                    ARTICLE I
                                   DEFINITIONS

            1.1 Capitation shall mean the compensation paid Provider by TMHC under this Agreement for providing or arranging for the provision of Covered Services. The term "Capitation" shall include capitated, case rate, and other payments.

            1.2 Covered Persons shall mean those persons who are eligible to receive case management and other mental health care services pursuant to enrollment in a Payer Plan.

            1.3 Covered Services shall mean the case management and other mental health care services described in Exhibit 1.3.

            1.4 Emergency Care shall mean bona fide emergency services provided after the sudden onset of a condition manifesting itself by acute symptoms of sufficient severity, including severe pain, such that the absence of immediate medical, psychiatric, and case management attention could reasonably be expected to result in:

                1.4.1  placing the person's health in serious jeopardy;

                1.4.2  serious impairment to bodily functions; or

                1.4.3  serious dysfunction of any bodily organ or part.

            1.5 Health Professional means any physician, psychiatrist, psychologist, clinical social worker, case manager, licensed counselor, nurse, physician extender (e.g., nurse practitioner, physician assistant), or other allied health professional, who is an employee or independent contractor of Provider and provides certain Covered Services to Covered Persons pursuant to an agreement with Provider or a Payer.

            1.6 Management Agreement shall mean that certain Management and Affiliation Agreement dated the date of this Agreement between TMHC and Provider, pursuant to which TMHC shall provide full management services for Provider.

            1.7 Necessary services and/or supplies shall mean the use of services or supplies as provided by a Provider required to identify or treat a Covered Person's SPMI Condition and which, as determined by TMHC or Payer are:
(1) consistent with the symptoms or diagnosis and treatment of SPMI patients;
(2) appropriate with regard to standards of good mental health practice established by the organized community of mental health and case management providers; (3) not solely for convenience of such Covered Person, his or her physician, hospital, or another health care provider; and (4) the most appropriate supply or level of service needed to provide Covered Services to such Covered Persons.

            1.8 Participating Provider shall mean a Health Professional that has entered into a written agreement with a Payer and/or Payer Plan to participate in a health care provider



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

panel established by Payer and/or Payer Plan and to comply with the reimbursement mechanisms and utilization management procedures established by Payer and/or Payer Plan.

            1.9 Payer shall mean any entity, including, but not limited to, health maintenance organizations and other managed care organizations, that has contracted with TMHC and/or Provider to obtain Covered Services for its enrollees and that is responsible for paying the cost of such Covered Services.

            1.10 Payer Plan shall mean the health care programs established by any Payer that include the delivery of Covered Services to Covered Persons.

            1.11 Payer Plan Agreements shall mean those certain agreements between (i) TMHC and/or Provider, and (ii) Payers that describe the terms and conditions for the provision of Covered Services to Covered Persons by TMHC and/or Provider in accordance with each Payer's Payer Plan.

            1.12 Preauthorization shall mean the authorization granted to Provider by TMHC to provide specific Covered Services to a Covered Person. TMHC shall supply Provider with protocols that set forth those Covered Services for which Preauthorization must be obtained and the procedures for obtaining such Preauthorization.

            1.13 TennCare shall mean the medical assistance program for individuals who are eligible for Medicaid or are uninsured that is administered by the State of Tennessee pursuant to section 1115(a) of the Social Security Act.

                                   ARTICLE II
                              PAYER PLAN AGREEMENTS

            2.1 Contract Authority. TMHC and Provider shall jointly develop contracts with Payers for the provision of Covered Services to Covered Persons (referred to herein as "Payer Plan Agreements") that are mutually acceptable to TMHC and Provider. If TMHC, Provider, and the applicable Payer determine that Provider will not directly execute a Payer Plan Agreement, then TMHC shall have the authority on behalf of Provider to execute, deliver, and amend those Payer Plan Agreements that have received the prior written approval of Provider. TMHC shall notify Provider not less than fourteen (14) days in advance of the effective date of any such Payer Plan Agreement and provide Provider with a summary of its terms and conditions. TMHC shall use its best efforts to ensure that the Payer Plan Agreements are assignable to the provider(s) of case management services.

            To the extent required by TMHC, Provider, or any Payer, Provider shall execute, deliver, and thereby become a direct party to any Payer Plan Agreement that is mutually acceptable to and has been approved by TMHC, Provider, and the Payer. If Provider executes a Payer Plan Agreement directly with a Payer, then Provider shall assign to TMHC the Capitation payments to be received from the Payer for distribution in accordance with Article V of the Management Agreement.



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

            If TMHC negotiates a Payer Plan Agreement with a Payer that has not been approved by Provider, TMHC shall notify Provider not less than sixty (60) days in advance of the effective date of any such proposed Payer Plan Agreement and provide Provider with a summary of the terms and conditions of such Payer Plan Agreement. Provider shall notify TMHC of Provider's acceptance or rejection of such Payer Plan Agreement on or before thirty (30) days after Provider's receipt of such summary materials. Rejection of such a proposed Payer Plan Agreement shall not terminate Provider's obligations under this Agreement with respect to Covered Services to be provided to Covered Persons of other Payers under Payer Plan Agreements previously or subsequently provided and/or executed by Provider.

            2.2 Agreement Compliance. Provider agrees to comply with all operational and procedural rules and regulations promulgated by those Payers whose Payer Plan Agreements Provider has approved and/or executed pursuant to
Section 2.1 hereto or that are otherwise applicable pursuant to regulations promulgated by the State of Tennessee. TMHC shall notify Provider in writing of any changes that such Payers or the State of Tennessee may make to such operational or procedural rules and regulations.

            2.3 Policies. Provider agrees to be bound by all of the policies, rules, and regulations adopted by TMHC and/or Payer from time to time in connection with Payer Plans, as they relate to Payer Plan Agreements and this Agreement. TMHC or Payer shall notify Provider of such policies, rules, regulations, and amendments thereto.

            2.4 Copies. Copies of TMHC and Payer policies, rules, and regulations and any other pertinent documents pertaining to the Payer Plan Agreements and related Payer Plans shall be provided to and be available for examination by Provider upon request.

                                   ARTICLE III
                       DUTIES AND OBLIGATIONS OF PROVIDER

            3.1 Participation in Payer Plan. Pursuant to Payer Plan Agreements executed by TMHC and/or Provider in accordance with Section 2.1 hereof, Provider shall participate in Payer Plans and shall provide or arrange for the provision of Covered Services to Covered Persons. Provider and Provider's staff and administrative personnel shall treat Covered Persons promptly, fairly, and courteously. TMHC and Provider shall portray each other in a positive light to Covered Persons and the public. Provider shall, consistent with the managed care, peer review, and quality assurance programs of TMHC and Payers, provide a level of care that is both Necessary and consistent with the quality of care established by TMHC protocols and guidelines.

            3.2 Cooperation with Utilization Management, Quality Improvement, and Other Managed Care Requirements. Provider shall comply with the utilization management and quality improvement plan and managed care requirements, procedures, and protocols established by TMHC and/or Payer, including, but not limited to, Preauthorization of Covered Services, admissions for inpatient and outpatient hospital services, concurrent review and discharge planning of patients receiving Covered Services, prior authorization of referrals, claims review, peer review, and complaint resolution as TMHC or Payer may from time to time notify Provider.

            3.3 Managed Care Efforts. Provider shall utilize managed care methods and practices consistent with sound medical and case management practice as determined in accordance with accepted community professional standards for rendering quality care. Provider shall abide by the procedures and criteria adopted by TMHC and Payer to monitor the necessity and quality of Covered Services provided to Covered Persons and cooperate fully with TMHC and Payer in the development of appropriate approaches to managed care consistent with sound medical practice.

            3.4 No Guarantee of Utilization. Provider acknowledges that TMHC does not warrant or guarantee that Provider shall be utilized by a Covered Person or any number of Covered Persons within any Payer Plan.

            3.5 Referrals. Consistent with the direction and Preauthorization by TMHC and with sound medical practice and in accordance with accepted community professional standards for rendering quality medical care and case management services, Provider shall use Provider's best effort to make referrals of Covered Persons to other Participating Providers in the Payer Plans. TMHC shall provide a list of Participating Providers to Provider.

            3.6 Provider Services. Provider shall provide Covered Services to Covered Persons in accordance with the terms set forth in this Agreement, the applicable Payer Plan Agreement, and in the same manner, in accordance with the same standards, and within the same time availability as provided to any of Provider's patients that are not Covered Persons. Provider shall not refuse to accept any Covered Person as a patient on the basis of race, color, religion, sex, national origin, Payer Plan, health status, or medical condition of such patient, except with the prior approval of TMHC. Provider shall assist TMHC in monitoring accessibility to care for Covered Persons, including scheduling of appointments and waiting times. Provider shall provide only those Covered Services that are Necessary.

            3.7         Confidentiality.

                        3.7.1 Acknowledgment of Proprietary Interest. Provider
            recognizes the proprietary interest of TMHC in any Trade Secrets of TMHC. As used herein, the term "Trade Secrets" includes all of TMHC's confidential or proprietary information, including without limitation any confidential information of TMHC encompassed in any reports, protocols, plans, proposals, codes, marketing and sales programs, financial projections, cost summaries, pricing formulae, client contracts, client lists, and all concepts, ideas, materials, or information related to the business of TMHC or TMHC's clients that have not previously been released to the public at large by duly authorized representatives of TMHC, whether or not such information would be protectable as a trade secret or the copying of which would be enjoined or restrained by a court as constituting unfair competition. Provider acknowledges and agrees that any and all Trade Secrets of TMHC learned by Provider during the course of its engagement by TMHC or otherwise, whether developed by TMHC alone or in conjunction with others, shall be and are the property of TMHC.

                        3.7.2 Covenant Not to Divulge Trade Secrets. Provider
            acknowledges and agrees that TMHC is entitled to prevent the disclosure of Trade Secrets of TMHC. As a portion of the consideration for the continuing engagement of Provider hereunder and for the compensation being paid to Provider by TMHC, Provider agrees at all times during the term of said engagement by TMHC, and thereafter, to hold said Trade Secrets in strictest confidence and not to disclose same or allow them to be disclosed to any person, firm, or corporation, other than to persons engaged by TMHC to further the business of TMHC, and not to use the same, except in the pursuit of the business of TMHC, without the prior written consent of TMHC.

                        3.7.3 Return of Materials at Termination. In the event
            of any termination of this Agreement, with or without cause, Provider shall promptly deliver to TMHC all materials, property, documents, data, and other information belonging to TMHC or pertaining to Trade Secrets. Provider shall not take any materials, property, documents, or other information or any reproduction or excerpt thereof, belonging to TMHC or containing or pertaining to Trade Secrets.

                        3.7.4 Application to Provider Representatives. This
            Section 3.7 shall apply to Provider and any director, officer, employee, independent contractor, or agent of Provider and shall survive the termination of this Agreement.

            3.8 Reporting Changes of Provider Information. Provider shall use Provider's best efforts to notify TMHC in writing, at least thirty (30) calendar days prior to any change in Provider's business address, business telephone number, office hours, tax identification number, malpractice insurance carrier or coverage, State of Tennessee license number, or any DEA registration number.

            3.9 Changes in Services. If Provider must involuntarily limit or discontinue any Covered Services, it will provide TMHC with written notice as soon as possible upon Provider's learning of the limitation or discontinuation.

            3.10 Notice of Lawsuit. Provider agrees to notify TMHC of any suits or claims filed against Provider by or relating to a Payer or a Covered Person, within five working days of Provider's receipt of notice of such claim having been filed or such action having been brought. Provider shall provide TMHC with any information regarding such claims or actions reasonably requested by TMHC, subject to the law regarding confidentiality of patient records, and not including any information that would otherwise be privileged under law.

            3.11 Site Visits. Provider shall permit TMHC or Payer to conduct on-site inspections of Provider's facilities to review the site and Provider's record keeping practices in order to ensure conformance with standards of TMHC or Payer.



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

            3.12 Preauthorization of Services. For all non-Emergency Services for which verification of eligibility or Preauthorization is required, Provider shall secure TMHC's authorization before providing Covered Services pursuant to the requirements set forth in TMHC protocols, this Agreement and the Payer Plan Agreements. If Preauthorization cannot be obtained due to a holiday, weekend, or after hours, Provider agrees to notify TMHC the first working day after rendering the Covered Services.

            3.13 Emergency Services. Provider shall use its best efforts to notify TMHC within 48 hours of providing Emergency Services or providing Covered Services to a Covered Person with an emergency. Provider shall provide Emergency Services when Necessary and shall not be required to first obtain
Preauthorization from TMHC.

                                   ARTICLE IV
                         DUTIES AND OBLIGATIONS OF TMHC

            4.1 General. TMHC shall develop, execute, and deliver Payer Plan Agreements with Payers that meet the requirements of Section 2.1. Pursuant to such Payer Plan Agreements, Provider shall provide or arrange for the provision of Covered Services to Covered Persons. TMHC shall furnish Provider with a written summary of the terms and conditions of each proposed Payer Plan Agreement. The summaries of all Payer Plan Agreements approved and/or executed by Provider pursuant to Section 2.1 shall become appendices to this Agreement.

            4.2 Administrative Services. TMHC shall perform the administrative, claims processing, marketing, advertising, member services, quality management, and utilization management services as described more fully in the Management Agreement.

            4.3 Compensation. TMHC shall compensate Provider for Covered Services, in accordance with the provisions of Article VI.

            4.4 Utilization Management and Quality Improvement. TMHC shall provide Provider with written information concerning utilization management, quality improvement, and complaint resolution plans administered by TMHC or a Payer and any modifications thereto.

            4.5 Participating Payer List. TMHC shall provide Provider with a current list of Payers who have executed Payer Plan Agreements under which Provider is obligated to provide Covered Services to Covered Persons and periodically shall update such list.

            4.6 Medical Records. TMHC shall, and shall seek Payer's agreement to, maintain any medical records to which it or Payer has access under this Agreement in confidence and in accordance with applicable law.

            4.7 Marketing Materials. TMHC shall arrange for Payers to list Provider as a Participating Provider in the specialty area(s) designated by Provider in marketing and informational materials developed and distributed by those Payers whose contracts Provider has approved and/or executed pursuant to Section 2.1.

            4.8 Provider-Patient Relationship. TMHC shall not intervene in any way or manner with the rendition of services by Provider, it being understood and agreed that the traditional relationship between mental health care provider and patient shall be maintained.

            4.9 Verification of Coverage. TMHC shall provide Provider adequate and timely verification of eligibility of Covered Persons and Preauthorization of Covered Services to be provided to Covered Persons. In order that Provider may verify coverage for particular Covered Persons, TMHC shall establish a system for verification and Preauthorization.

            4.10 Liaison. TMHC shall maintain continuing liaison and close cooperation between TMHC, Provider, and Payers.

            4.11 Reports. TMHC shall provide Provider with utilization reports that it prepares in relation to Provider and Covered Persons that have utilized Provider pursuant to this Agreement in order that Provider may better manage the cost of services utilized by Covered Persons.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

            5.1         Provider Representations and Warranties.

                        5.1.1 Certifications. Provider represents and warrants
            that it has all certifications, licenses, permits, and other qualifications required by federal and state law to operate its facilities and provide Covered Services, and all certifications and accreditations necessary for Provider to participate as a provider of services in TennCare.

                        5.1.2 Corporate Capacity. Provider represents and
            warrants that it is a Tennessee non-profit corporation validly existing in good standing under the laws of the State of Tennessee. Provider has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder, and to conduct its businesses as now being conducted. Provider is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of governmental authorities having jurisdiction to own its properties and conduct its business in the place and in the manner now conducted.

                        5.1.3 Corporate Powers. Provider represents and warrants
            that the execution, delivery, and performance of this Agreement by Provider and the consummation of the transactions contemplated herein by Provider:

                        (1) are within Provider's corporate powers and the terms of Provider's Charter or Articles of Incorporation, Bylaws or any amendments thereto, and have been duly and properly authorized by all appropriate corporate action;

                        (2) to the best of Provider's knowledge, will neither conflict with nor result in any breach or contravention of, nor permit the acceleration of the maturity of, or the creation of any lien under, any indenture, mortgage, agreement, lease, contract, instrument, or understanding to which Provider is a party or by which Provider is bound, including without limitation the Basic Grants from the Tennessee Department of Mental Health and Mental Retardation;

                        (3) will not violate any judgment, decree, order, writ, or injunction of any court or governmental authority to which Provider may be subject; and

                        (4) are and will constitute the valid and legally binding obligation of Provider, enforceable in accordance with the terms of this Agreement, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

            5.2         TMHC Representations and Warranties.

                        5.2.1 Corporate Capacity. TMHC represents and warrants
            that it is a Tennessee corporation validly existing in good standing under the laws of the State of Tennessee. TMHC has the requisite power and authority to enter into this Agreement, to perform its obligations thereunder, and to conduct its businesses as now being conducted. TMHC is duly authorized, qualified, and licensed under all applicable laws, regulations, ordinances, and orders of governmental authorities having jurisdiction to own its properties and conduct its business in the place and in the manner now conducted.

                        5.2.2 Power and Authority. TMHC represents and warrants
            that the execution, delivery, and performance of this Agreement by TMHC and the consummation of the transactions contemplated herein by
            TMHC:

                        (1) are within TMHC's corporate powers and the terms of TMHC's Charter or Articles of Incorporation, Bylaws or any amendments thereto, and have been duly and properly authorized by all appropriate corporate action;



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

                        (2) to the best of TMHC's knowledge, will neither conflict with nor result in any breach or contravention of, nor permit the acceleration of the maturity of, or the creation of any lien under, any indenture, mortgage, agreement, lease, contract, instrument, or understanding to which TMHC is a party or by which TMHC is bound;

                        (3) will not violate any judgment, decree, order, writ, or injunction of any court or governmental authority to which TMHC may be subject; and

                        (4) are and will constitute the valid and legally binding obligation of TMHC, enforceable in accordance with the terms of this Agreement, except as enforceability may be restricted, limited, or delayed by applicable bankruptcy or other laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity.

                                   ARTICLE VI
                       CAPITATED SERVICES AND COMPENSATION

            6.1 Responsibility for Capitated Services. Subject to verification of eligibility, Preauthorization, and applicable utilization management procedures, it is agreed by the parties hereto that all Covered Services required by Covered Persons pursuant to a Payer Plan Agreement are to be provided by Provider. Provider shall be responsible for the total costs of Covered Services when they are provided to Covered Persons for whom Provider is entitled to a Capitation payment.

            6.2 Accessibility of Services. Provider shall make readily available and accessible Covered Services to Covered Persons at the locations designated by TMHC in accordance with the Management Agreement during normal business hours, and Provider shall be reasonably available to provide Covered Services after hours. Emergency Services shall be available on a twenty-four hours a day/seven days a week basis.

            6.3 Employment of Health Professionals. Provider shall employ or contract with such employees, Health Professionals, and suppliers as shall be necessary to provide Covered Services to Covered Persons. Provider shall be responsible for paying employees, Health Professionals, and suppliers for Covered Services rendered. TMHC shall assist Provider in the recruitment, retention, and evaluation of such employees, Health Professionals, and suppliers in accordance with the Management Agreement.

            6.4 Subcontracting Prohibited. Provider shall not contract or subcontract with other case management or psychiatric service organizations for the provision of Covered Services to Covered Persons pursuant to a Payer Plan, except with the prior written consent of TMHC which consent shall not unreasonably be withheld.

            6.5 Disciplinary Action. In the event an employee, Health Professional, or supplier fails to comply with the applicable provisions of this Agreement, TMHC shall so notify Provider. Provider shall use its best efforts to bring such individual or supplier into compliance with the applicable provisions of the Agreement. Provider agrees to reassign such individual or supplier from the activities pursuant to this Agreement or terminate such employment or arrangement in the event that such individual or supplier fails to comply with the applicable provisions of this Agreement within thirty (30) days of Provider providing such individual or supplier with notice of noncompliance.

            6.6 Identification of Covered Persons. In order to identify Covered Persons and determine compensation under this Agreement, TMHC shall provide Provider with the following information regarding Covered Persons within two (2) days after receipt from the applicable Payer:

            (a) the names of the Covered Persons who are currently enrolled in a Payer Plan;

            (b) the names of Covered Persons who have terminated their enrollment in a Payer Plan and the effective date of such termination;

            (c) the Capitation rates payable to Provider for Covered Persons who are enrolled in a Payer Plan;

            (d) the names of new Covered Persons and copies of their enrollment forms; and

            (e) all other necessary and pertinent information regarding Covered Persons for whom Provider is responsible for providing Covered Services.

            For the purpose of calculating Capitation payments due under this Agreement, the number of Covered Persons will be determined when the necessary information is received from the applicable Payers.

            6.7 Calculation of Capitation. Each month, TMHC shall pay a Capitation payment as payment in full for Covered Services to be provided or made available to Covered Persons who are eligible to receive Covered Services during such month. Capitation payments shall be calculated as set forth in
Article V of the Management Agreement and Exhibit G thereto.

            6.8 Payment of Capitation. Provided that the parties have given the remittance clearinghouse the appropriate instructions for such payments in the manner set forth in Article V of the Management Agreement, Capitation payments shall be made no later than two (2) days after receipt of the capitated or other payments from the Payer for each month during the term hereof in which the Provider provides or arranges for the provision of Covered Services for Covered Persons who are eligible to receive such Covered Services during such month. TMHC, however, may vary the time of payment in accordance with the terms of a particular Payer Plan.

            6.9 Payment Adjustments. TMHC shall make retroactive Capitation payment adjustments for Covered Persons found either to be eligible (additions) or not to be eligible (deletions) to receive Covered Services during the month to which the adjustments apply. Such adjustments shall be made in accordance with the applicable Payer Plan Agreement. Retroactive Capitation payment adjustments for deletions will not exceed ninety (90) days. Provider shall be responsible for seeking payment for services rendered directly from persons determined retroactively to be ineligible for Covered Services.

            6.10 Compensation of Provider Employees. Provider shall be responsible for compensating and shall compensate its Health Professionals and suppliers for Covered Services rendered to Covered Persons, regardless of whether the Capitation payments made hereunder are sufficient for such purposes. Notwithstanding any other provision of this Agreement, should Provider not pay its Health Professionals, or suppliers in a timely manner for Covered Services rendered, TMHC may, after conferring with Provider, make such payments and withhold such amounts paid from Provider's monthly Capitation payment.

            6.11 No Additional Payments. Provider agrees to accept the monthly Capitation payment from TMHC as payment in full for Covered Services rendered and not to seek additional payments or compensation from Covered Persons regardless of whether or not payment is received from TMHC.

            6.12 Hold Harmless. Provider agrees that in no event, including, but not limited to nonpayment by TMHC or TMHC's breach of this Agreement, shall any Covered Person be liable for any sums owed by TMHC, and neither Provider, nor its agents or trustees (including TMHC pursuant to the Management Agreement), shall bill, charge, collect a deposit or other sum, or seek compensation, remuneration, reimbursement from or maintain any action at law or have any other recourse against, or make any surcharge upon, a Covered Person or other person acting on a Covered Person's behalf to collect sums owed by TMHC. The obligations set forth in this Section 6.12 shall survive termination of this Agreement regardless of the cause giving rise to such termination and shall be construed to the benefit of Covered Persons, and the provisions of this Section
6.12 shall supersede any oral or written agreement to the contrary now existing or hereafter entered into between Provider and TMHC or any persons acting on their behalf.

                                   ARTICLE VII
                              REGULATORY COMPLIANCE

            7.1 Licenses. Provider agrees that it shall maintain all Licenses required by state or federal law to operate Provider's facilities and provide Covered Services, and all certifications and accreditations necessary for Provider to participate as a provider of services in TennCare.

            7.2 Notice. Provider agrees to notify TMHC promptly in the event that any action is taken against any such certifications, licenses, permits, or accreditations required by state or federal law to operate Provider's facilities or to provide Covered Services and all certifications and accreditations necessary for Provider to participate as a provider of services in TennCare.

                                  ARTICLE VIII
                    QUALITY MANAGEMENT AND UTILIZATION REVIEW

            8.1 Quality Management Program. Provider shall abide by and comply with the requirements of and participate in TMHC's quality management program for services provided to Covered Persons. TMHC shall provide Provider with copies of the applicable quality management program documents and instructions.

            8.2 Quality Studies. Provider shall participate in quality management studies conducted by TMHC and Provider regarding any procedure or problem identified by TMHC's quality management program.

            8.3 Utilization Management. Provider agrees to comply with the requirements of and participate in TMHC's utilization review program. The express purpose of the TMHC's utilization review program shall be to ensure the delivery of Necessary services. TMHC shall provide Provider with copies of the applicable utilization review program documents and instructions.

            8.4 Coordination of Programs. Provider shall coordinate its utilization review activities with TMHC's utilization review program instituted in accordance with the Management Agreement.

            8.5 Data Reports. Provider agrees to provide TMHC with all encounter data with regard to Covered Services provided to Covered Persons, including utilization and cost data required to meet governmental regulatory requirements, and such other data as may be reasonably requested by TMHC.

                                   ARTICLE IX
                       MEDICAL RECORDS AND CONFIDENTIALITY

            9.1 Maintenance of Medical Records. Provider shall maintain, with respect to each Covered Person receiving Covered Services, a medical record in such form and containing such information as may be required by the laws, rules, and regulations of the State of Tennessee. Provider shall maintain for at least five (5) years after the date of delivery of services, and readily make available to TMHC, applicable Payers, and governmental agencies with regulatory authority, medical and all related administrative records of Covered Persons that receive Covered Services, as required by TMHC in accordance with this Agreement or pursuant to applicable law.

            9.2 Transferability. Provider agrees, upon request of a Covered Person or such person's Participating Provider, subject to applicable disclosure and confidentiality laws, to transfer the medical records of the Covered Person to such primary Participating Provider. This Section shall survive the termination or expiration of this Agreement.

            9.3 Access to Medical Records. Provider shall provide TMHC with all records necessary to carry out TMHC's utilization management and quality improvement programs. Subject to applicable disclosure and confidentiality laws, Provider shall upon request, permit TMHC, each applicable Payer, or any duly designated third party to inspect and make copies of medical records, books, and other records of Provider relating to Covered Services provided to Covered Persons and the cost thereof during the term of this Agreement and thereafter for a period of time in conformance with state and federal law. TMHC and each applicable Payer shall be entitled to obtain copies of Covered Persons' medical records. The provisions of this paragraph shall not waive or limit any restriction on release or disclosure of patient records established in any other provision of this Agreement or as otherwise required by state or federal law.

            9.4 Confidentiality of Medical Records. Provider agrees that information concerning Covered Persons shall be kept confidential and shall not be disclosed to any person except as authorized by Tennessee and federal law. This confidentiality provision shall remain in effect notwithstanding any subsequent termination or expiration of this Agreement.

                                    ARTICLE X
                            INDEPENDENT RELATIONSHIP

            10.1 Status of Parties. None of the provisions of this Agreement are intended to create nor shall be deemed or construed to create any relationship between TMHC and Provider other than that of independent entities contracting with each other hereunder solely for the purpose of effecting the provisions of this Agreement. Neither of the Parties, nor any of their respective officers, directors, or employees, shall be construed to be the agent, employee, or representative of the other, except to the extent specifically provided herein or in the Management Agreement. Neither party is authorized to represent the other for any purpose whatsoever without the prior consent of the other except as specifically provided in Articles II and IV hereof.

            10.2 Third Parties. This Agreement shall not create, nor be deemed or construed to create, any rights in any third party, including any Payer or Covered Person.

                                   ARTICLE XI
                             INSURANCE AND INDEMNITY

            11.1 No Liability. Neither TMHC nor Provider, nor any of their respective officers, directors, agents, employees, or independent contractors, shall be liable to third parties for any act or omission of the other party or its respective officers, directors, agents, employees, or independent contractors.

            11.2 Indemnification. Provider agrees to indemnify and hold harmless TMHC and TMHC's directors, officers, employees, independent contractors, and agents from and against any and all claims, demands, causes of action, costs, and liabilities (including, without limitation, reasonable attorneys' fees), caused by, resulting from, or attributable to the grossly negligent or intentional acts or omissions of the Provider and/or the Provider's directors, officers, employees, independent contractors, and agents with respect to the duties and obligations imposed on the Provider hereunder.

            TMHC agrees to indemnify and hold harmless Provider and Provider's directors, officers, employees, independent contractors, and agents from and against any and all claims, demands, causes of action, costs, and liabilities (including, without limitation, reasonable attorneys' fees), caused by, resulting from, or attributable to the grossly negligent or intentional acts or omissions of TMHC and/or TMHC's directors, officers, employees, independent contractors, and agents with respect to the duties and obligations imposed on TMHC hereunder.

            11.3 Insurance. During the term of this Agreement, Provider agrees to maintain at its sole cost and expense, such policies of general and professional liability insurance coverage in amounts set forth in the Management Agreement, as shall be necessary to insure Provider and TMHC or named insured against any claim for damages arising in connection with Provider's responsibilities under this Agreement. Provider shall furnish TMHC with copies of such insurance policies and copies of all amendments and renewals to such policies so long as this Agreement is in effect. Provider also shall furnish TMHC with certificates reflecting such coverage and shall provide TMHC with prior written notice of the cancellation or proposed cancellation thereof for any cause.

                                   ARTICLE XII
                    COVERED PERSON COMPLAINTS AND GRIEVANCES

            Notification. Provider shall notify TMHC of any complaints received by Provider with regard to Covered Services rendered by Provider within five (5) days of receipt of such complaint. Provider shall cooperate with TMHC in the investigation and resolution of any complaint under the protocols and procedures established by TMHC for resolution of such complaints.

                                  ARTICLE XIII
                PARTICIPATION IN ALTERNATIVE HEALTH CARE PROGRAMS

            Provider shall be precluded from participating in or contracting with any other Payer, health care provider organization, health maintenance organization, managed care organization, insurer, or otherwise to provide Covered Services in the State of Tennessee in accordance with the Provider's covenant not to compete that is contained in Section 9.1 of the Management Agreement.

                                   ARTICLE XIV
                              TERM AND TERMINATION

            14.1 Termination Date. This Agreement shall have an initial term that shall expire on the sixth (6th) anniversary of the Effective Date (the "Termination Date"). Unless terminated in accordance with the terms of this Agreement, this Agreement shall automatically renew for successive one (1) year terms thereafter. If either party intends not to renew the Agreement, the party must give the other party at least sixty (60) days' prior written notice of such intent not to renew.

            14.2 Termination by Agreement. In the event Provider and TMHC shall mutually agree in writing, this Agreement may be terminated on the date specified in such written agreement.

            14.3 Termination for Cause. Either party shall have the right, but not the obligation, to terminate this Agreement at any time for cause by giving written notice to the other party of such intent to terminate the Agreement. Cause for termination includes, but is not limited to:

                 14.3.1 the material breach of any of the representations and warranties set forth in Article V;

                 14.3.2 the failure of Provider to provide Covered Services pursuant to the terms of the Agreement and any Payer Plan Agreement;

                 14.3.3 the disciplining, loss of license, or loss of certification, accreditation, or qualification by any licensing, regulatory, or professional organization or agency with jurisdiction over Provider;

                 14.3.4 the commission or omission of any act or conduct by Provider that is detrimental to a Covered Person's health or safety;

                 14.3.5 the failure of Provider to maintain the required liability insurance coverage protection;

                 14.3.6 a finding by any licensing, regulatory, or professional organization having jurisdiction over the subject matter of this Agreement that the Agreement violates any state or federal law;

                 14.3.7 any change in federal or state law that causes this Agreement to be in violation of any federal or state law or regulation;

                 14.3.8 the habitual neglect or continued failure of either party to perform its duties and obligations under the Agreement;

                 14.3.9 the initiation of bankruptcy, insolvency, dissolution, liquidation, or receivership proceedings by or against either party;

                 14.3.10 an admission by either party in writing that it is unable to pay its debts as they mature or the making by either party of a general assignment for the benefit of creditors;

                 14.3.11 the breach of any other material provision of this Agreement by either party if after sixty (60) days' written notice setting forth the details of the breach and the intent to terminate is given by the terminating party and the breach is not cured by the breaching party during such time period, unless such breach cannot reasonably be cured within such sixty
                          (60) day period and the breaching party has begun to cure such breach during such sixty (60) day period and diligently pursues such remedial action until such breach is cured;

                 14.3.12 the material breach of the Management Agreement, the Stock Warrant Agreement or the Registration Rights Agreement of even date herewith between Provider and TMHC; or

                 14.3.13 the termination of the Management Agreement for any reason.

            14.4 Adverse Effect Upon Tax-Exempt Status. In the event that (i) it is ever determined that any of the transactions contemplated by this Agreement shall have a material adverse effect upon the Provider's non-profit status under state law or Provider's tax-exempt status under IRC Section 501(c)(3), and (ii) an opinion letter stating such conclusion is delivered to the parties by legal counsel having recognized expertise in such matters, then both parties agree to negotiate in good faith to amend the Agreement to conform with the then-existing laws and regulations regarding such non-profit and tax-exempt status. If agreement cannot be reached with respect to such amendments within ninety (90) days of notice from Provider (including delivery of the above-referenced legal opinion) of such determination that the Agreement has an adverse effect upon Provider's non-profit or tax-exempt status (or such earlier time required by law), then this Agreement may be immediately terminated by Provider by written notice to Manager.

            14.5 Termination Due to Legislative or Administrative Changes. In the event that there shall be a change in the statutes, regulations, or instructions relating to the Tennessee Medicaid or TennCare programs, the adoption of any new legislation or regulations applicable to this Agreement, a change in any applicable third party payer reimbursement system (including, without limitation, those of the Payers and the Payer Plan Agreements), or the initiation of an enforcement action with respect to legislation, regulations, or instructions applicable to this Agreement, any of which affects the continuing viability or legality of this Agreement or materially affects the compensation that Provider and TMHC will receive under the Management Agreement, then both parties agree to negotiate in good faith to amend the Agreement to conform with the then-existing laws and regulations. If agreement cannot be reached with respect to such amendments within ninety (90) days of such change, adoption, or enforcement (or such earlier time as may be required by such legislation or regulations), this Agreement may be terminated immediately by either party by written notice to the other party.

            14.6 Continuation. If, upon termination of the Agreement by TMHC, Provider is obligated under any Payer Plan Agreement to provide Covered Services extending beyond the termination date of the Agreement, at TMHC's request, Provider shall continue to provide Covered Services to Covered Persons under the terms and conditions the Payer Plan Agreements in effect as of the termination date of this Agreement until the renewal date of such Payer Plan Agreements. Provider shall continue to provide Covered Services under such circumstances at the Capitation rates then in effect. Provider shall continue to provide Covered Services to Covered Persons under the care of Provider after the date a Payer Plan Agreement renews until such time as TMHC makes appropriate provision for assumption of such services by another provider. Provider shall provide such continuous services at the Capitation rates then in effect, and TMHC or the applicable Payers shall pay Provider for such services at the Capitation rate then in effect.

            14.7 Post-Termination Matters. Notwithstanding termination of this Agreement, TMHC and Payer shall continue to have access to the records maintained by Provider in accordance with Article IX above for a period of three
(3) years from the date of the provision of the Covered Services to Covered Persons to which the records refer for purposes consistent with their rights, duties, and obligations under this Agreement and any Payer Agreement. After the effective date of termination, this Agreement shall be deemed to remain in effect for the resolution of all matters unresolved at that date. Termination of this Agreement shall not effect the rights, obligations, and liabilities of the parties arising out of the transactions occurring prior to termination.

            14.8 Other Remedies. Nothing contained herein shall be construed to limit either party's lawful remedies in the event of a material breach of this Agreement.

            14.9 Avoidance of Termination. TMHC and Provider agree to use their best efforts promptly to give the other party notice of any breach of this Agreement and any other problem related to this Agreement that could lead to a termination of this Agreement. Within five (5) days of receipt of such notice, representatives of TMHC and Provider shall meet and use their best efforts to negotiate a solution to the problem with respect to which such notice was sent. Such good faith negotiations shall particularly be required with reference to notices given pursuant to Sections 14.2.12, 14.3, 14.4 and 14.5 above. Notwithstanding such meeting, the time period for termination of this Agreement as set forth in this Article XIV shall remain in effect unless otherwise agreed in writing.

                                   ARTICLE XV
                                   ARBITRATION

            15.1 Arbitration. In the event that a dispute arises with respect to this Agreement, then either party may request binding arbitration in order to resolve such dispute. In such event, the party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice, in reasonable detail, the nature of the dispute and designating one of the arbitrators. Within thirty (30) days after such notice is given, the other party shall designate one of the arbitrators by notice given to the party requesting arbitration. The determination of the two designated arbitrators shall be binding and conclusive upon the parties. However, if the two designated arbitrators shall fail to make such determination within thirty (30) days after both have been designated, then they shall select a third arbitrator. The determination of the majority of the three arbitrators shall be binding and conclusive on the parties. If a party shall fail or refuse to designate an arbitrator within the time period provided above, then such arbitrator shall be appointed by the application of the other party by the Middle Tennessee Chapter of the American Arbitration Association. If the two arbitrators designated as set forth above shall fail to make such determination within such thirty (30) day period, and shall fail to designate a third arbitrator within thirty (30) days thereafter, then such third arbitrator shall be appointed upon application of either party by the Middle Tennessee Chapter of the American Arbitration Association. Each party shall bear the expenses of the arbitrator appointed by such party or on behalf of such party. Expenses of the third arbitrator, if necessary, shall be shared equally by the parties. The decision in any such arbitration may be enforced, on the application of either party thereto, by the order or judgment of a court of competent jurisdiction sitting in Davidson County, Tennessee. Any arbitration will be conducted during the arbitration proceeding. In the event the parties cannot agree on rules to govern discovery, the arbitrators shall designate what, if any, discovery shall be authorized. The parties may, by agreement, jointly appoint one arbitrator to decide any dispute. In such event, the parties shall share the expense of the arbitrator. The prevailing party in any such arbitration conducted pursuant to this Agreement shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred in connection therewith in the manner set forth in subparagraph 16.6 below.

                                   ARTICLE XVI
                                  MISCELLANEOUS

            16.1 Exhibits. All Exhibits and attachments referenced in this Agreement and attached hereto are incorporated herein by reference.


            16.2 Entire Agreement. Except for the Management Agreement and Stock Warrant Agreement of even date herewith, this Agreement supersedes all previous agreements, promises, negotiations, or representations, between the parties, whether oral or written, and this Agreement constitutes the entire agreement regarding the subject matter hereof existing between the parties. No party shall be entitled to benefits other than those specified herein and in the Management Agreement and the Stock Warrant Agreement. As between or among the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect. The parties specifically acknowledge that in entering into and executing this Agreement, the parties rely solely upon the representation and agreements contained in this Agreement and in the Management Agreement and the Stock Warrant Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated or referenced herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in accordance with Section 17.4 below.

            16.3 Modification of this Agreement. This Agreement may be amended or modified as mutually agreed by the parties in writing signed by both parties.

            16.4 Assignment. This Agreement, being intended to secure the services of and be personal to the Provider, shall not be assigned, sublet, delegated, or transferred by Provider without the prior written consent of TMHC. TMHC may assign the Agreement to any entity that is controlled by, under common control with, or that controls TMHC, or that is formed as the result of an internal restructuring of TMHC and/or its affiliates without Provider's consent; provided, however, such assignment shall not release PMR of its obligations under the Stock Warrant Agreement or Registration rights Agreement. This Agreement shall inure to the benefit of and shall bind the successors and permitted assignees of TMHC and Provider.

            16.5 Notice. Any notice required to be given pursuant to the terms and provisions hereof shall be sent by hand delivery, by certified mail, return receipt requested, postage prepaid, or by telefacsimile, to TMHC or to the Provider at the respective addresses or phone numbers indicated below. Notice shall be deemed to be effective when mailed or hand delivered, but notice of change of address shall be effective upon receipt.

            If to TMHC:

                                 Tennessee Mental Health Cooperative, Inc.
                                 275 Cumberland Bend
                                 Nashville, Tennessee  37228
                                 Attention:  Mr. Allen Tepper
                                 Phone number:
                                              ----------------------------
            With a copy to:

                                 PMR Corporation
                                 Cabrillo Plaza
                                 3990 Old Town Avenue, Suite 206A
                                 San Diego, California 92110
                                 Attention:  Mr. Allen Tepper, President
                                 Phone number:  (619) 295-2227

            If to Provider:

                                 Mental Health Cooperative, Inc.
                                 275 Cumberland Bend
                                 Nashville, Tennessee 37228
                                 Attention:  Executive Director
                                 Phone number:  (615) 726-3340

            With a copy to:

                                 Boult Cummings Conners & Berry
                                 414 Union Street, Suite 1600
                                 Nashville, Tennessee 37219
                                 Attention:  Mr. E. Berry Holt, III
                                 Phone number:  (615) 252-2312

        16.6 Attorneys Fees. In the event of any litigation or arbitration concerning any controversy, claim, or dispute between the parties hereto, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the court or arbitrator to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by a party under this Agreement, such defaulting party shall pay all the expenses and attorneys' fees incurred by the other party in connection with such default, whether or not any litigation or arbitration is commenced.

        16.7 Severance of Invalid Provisions. In the event that any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, the parties agree that such court may interpret this Agreement without reference to such invalid, illegal, or unenforceable provision; provided, however, that wherever possible such court shall modify or restrict the meaning of such provision so that, as modified, it shall be enforceable.

        16.8 Waiver. The waiver by either party of any breach of any provision of this Agreement or warranty representation herein set forth shall not be construed as a waiver of any subsequent breach of the same or any other provision. The failure to exercise any right hereunder shall not operate as a waiver of such right. All rights and remedies provided herein are cumulative.

        16.9 Captions. The captions contained herein are for reference purposes only and shall not affect the meaning of this Agreement.

        16.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Tennessee, and venue shall be in Davidson County.

        IN WITNESS WHEREOF, the foregoing Agreement between TMHC and Provider is entered into by and between the undersigned parties, to be effective as of the date first written above.

TMHC:                                   TENNESSEE MENTAL HEALTH
                                         COOPERATIVE, INC.

                                        By:    /s/ ALLEN TEPPER
                                            ---------------------------------
                                        Name:  Allen Tepper
                                              -------------------------------
                                        Title:
                                               ------------------------------

PROVIDER:                               MENTAL HEALTH COOPERATIVE, INC.

                                        By: /s/ PAM WOMACK
                                            ---------------------------------
                                        Name: Pam Womack
                                              -------------------------------
                                        Title:
                                               ------------------------------

                                        By: /s/ WILLIAM F. MOYNIHAN
                                            ---------------------------------
                                        Name: William F. Moynihan
                                              -------------------------------
                                        Title:
                                               ------------------------------

                                   EXHIBIT 1.3

                                COVERED SERVICES

The following are the Covered Services to be provided by Provider:

(1) A highly accessible, but managed point of entry into the local treatment and service system. This includes availability of twenty-four hour crisis and assessment services provided in the Covered Person's home, in the streets, in the jails, or in hospital emergency rooms.

(2) Initial CRG determinations on Covered Persons first entering the system for mental health services, and completion of the required, semi-annual CRG re-assessments.

(3) Twenty-four hour, full support case management and continuous treatment team services where case managers provide a full range of community support services. These include assisting with living arrangements; securing entitlements; assisting with health issues, medication and symptom monitoring, and other basic survival supports; and assessing and developing rehabilitation readiness. All of these services are aimed at decreasing the Covered Person's use of emergency rooms and inpatient services and at helping the Covered Person to manage his/her mental illness on a daily basis with increasing independence and decreased reliance on paid care-givers to the extent possible.

(4) Out-of-home crisis respite services with a crisis companion for Covered Persons who might otherwise have been admitted to inpatient care. Through the crisis unit, "bridge" case management services are also available for Covered Persons first entering the system, until such time as a regular case management connection is established.

(5) Psychiatric services where psychiatric and nursing staff provide medication, administration, and monitoring. Psychiatric and nursing staff coordinate with case management teams so that Covered Persons receive continuous care from the same team of staff on an ongoing basis, across all inpatient and outpatient episodes of care.

(6) Representative payee service for Covered Persons who need someone to be payee of their SSI/SSDI check. Representative payee assists with budgeting monthly income and insuring that bills, such as rent and utilities, are paid monthly. This helps insure community stability for Covered Persons.



                              Exhibit 1.3 - Page 1